SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 23, 2008

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Appointment of Non-Executive Chairman of the Board

On May 23, 2008, Omnicare, Inc. (the “Company”) announced that John T. Crotty had been appointed as the new non-executive Chairman of its Board of Directors (the “Board”).

A copy of the press release issued by the Company on May 23, 2008 relating to the appointment of Mr. Crotty as non-executive Chairman of the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Committee Appointments

Also on May 23, 2008, following the annual meeting of stockholders of the Company, the Board appointed directors to serve on the committees of the Board as follows: (1) Mr. Crotty, Joel F. Gemunder and John H. Timoney to serve on the Executive Committee (chaired by Mr. Crotty); (2) Amy Wallman, Andrea R. Lindell, Ph.D., RN, James D. Shelton and Mr. Timoney to serve on the Audit Committee (chaired by Ms. Wallman); (3) Dr. Lindell, Mr. Crotty and Steven J. Heyer to serve on the Compensation and Incentive Committee (chaired by Dr. Lindell); and (4) Mr. Timoney, Mr. Crotty and Jeffrey W. Ubben to serve on the Nominating and Governance Committee (chaired by Mr. Timoney).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Mark G. Kobasuk
Name:	Mark G. Kobasuk
Title:	Vice President - General Counsel

Dated: May 30, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 23, 2008.